Exhibit o (i) under Form N-1A
                                             Exhibit 24 under Item 601/ Reg. S-K

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of WCT FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                     TITLE                               DATE

/S/ JOHN F. DONAHUE            Chairman and Trustee          December 6, 1999
John F. Donahue                 (Chief Executive Officer)

/S/ EDWARD C. GONZALES         President and Treasurer       December 6, 1999
Edward C. Gonzales             (Principal Financial and

                               Accounting Officer)

/S/ J. CHRISTOPHER DONAHUE     Executive Vice President      December 6, 1999
------------------------------
J. Christopher Donahue

/S/ THOMAS G. BIGLEY                 Trustee               December 6, 1999
--------------------------------
Thomas G. Bigley

/S/ JOHN T. CONROY                          Trustee        December 6, 1999
John T. Conroy, Jr.

SIGNATURES                                  TITLE                   DATE

/S/ WILLIAM D. COPELAND                     Trustee*           December 6, 1999
----------------------------------------
William J. Copeland

/S/ JAMES E. DOWD                           Trustee**          December 6, 1999
-----------------
James E. Dowd

/S/ LAWRENCE D. ELLIS, M.D.                 Trustee            December 6, 1999
Lawrence D. Ellis, M.D.

/S/ EDWARD L. FLAHERTY                      Trustee            December 6, 1999
----------------------
Edward L. Flaherty

/S/ PETER E. MADDEN                         Trustee            December 6, 1999
-------------------
Peter E. Madden

/S/ JOHN E. MURRAY, JR.                     Trustee            December 6, 1999
------------------------
John E. Murray, Jr.



/S/ WESLEY W. POSVAR                        Trustee            December 6, 1999
--------------------
Wesley W. Posvar

/S/ MARJORIE P. SMUTS                       Trustee            December 6, 1999
----------------------
Marjorie P. Smuts

                                        *Resigned April 2, 1999
                                        ** Resigned January 2, 1999

Sworn to and subscribed before me this 6TH day of DECEMBER , 1999

/S/ MADALINE P. KELLY

Madaline P. Kelly

Notarial Seal
Madaline P. Kelly, Notary Public
Baldwin Boro, Alleghey County
My Commission Expires Feb. 22, 2000

Member, Pennsylvania Association of Notaries